As filed with the Securities and Exchange Commission on February 9, 2026

Registration No. 333-266211

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 5 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gainbridge Life Insurance Company

(Exact name of registrant as specified in its charter)

Delaware	6311	47-3023521
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

Gainbridge Life Insurance Company

10555 Group 1001 Way

Zionsville, Indiana 46077

(866) 459-5360

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation Systems

1209 N. Orange Street

Wilmington, DE 19801

(302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Dodie C. Kent

Eversheds Sutherland (US) LLP

1114 Avenue of the Americas, New York, NY 10036

T: +1.212.389.5080

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large, accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

Gainbridge Life Insurance Co. (the “Company”) is seeking to deregister all interests in the registered index linked annuity contracts (the “Contracts”) that remain unsold under this Registration Statement. There are no outstanding Contracts, and the Company is no longer offering or selling the Contracts to new customers and does not currently intend to do so in the future. As a result, the public offering of the Contracts has terminated, and the Company is no longer obligated to maintain the effectiveness of this Registration Statement.

In accordance with Item 512(a)(3) of Regulation S-K and the corresponding undertaking made by the Company under Item 17, Undertakings, (3), in this Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering, the Company is filing Post-Effective Amendment No. 5 to this Registration Statement to remove from registration all interests in the Contracts that remain unsold as of the date hereof. Upon this deregistration, no securities will remain registered for sale under this Registration Statement.

Powers of Attorney*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zionsville, State of Indiana on the 9th day of February, 2026.

GAINBRIDGE LIFE INSURANCE COMPANY (Registrant)

By:	/s/ Daniel J. Towriss*
Daniel J. Towriss
Chief Executive Officer of Gainbridge Life Insurance Company (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Daniel J. Towriss* Daniel J. Towriss	Chief Executive Officer (Principal Executive Officer)	February 9, 2026

/s/ Ellyn M. Nettleton* Ellyn M. Nettleton	Chief Accounting Officer and Treasurer (Principal Accounting Officer)	February 9, 2026

/s/ Fang L. Wang* Fang L. Wang	President and Chief Financial Officer (Principal Financial Officer)	February 9, 2026

/s/ Dennis A. Cullen* Dennis A. Cullen	Director	February 9, 2026

/s/ Michael K. Moran* Michael K. Moran	Director	February 9, 2026

/s/ Curtis P. Steger* Curtis P. Steger	Director	February 9, 2026

*By: /s/ Ryan T. Cloud Ryan T. Cloud	Attorney-in-Fact for:	February 9, 2026
(1) Daniel J. Towriss, Chief Executive Officer;
(2) Ellyn M. Nettleton, Chief Accounting Officer and Treasurer;
(3) Fang. L Wang, President and Chief Financial Officer;
(4) Dennis A. Cullen, Director;
(5) Michael K. Moran, Director; and
(6) Curtis P. Steger, Director

 Exhibit Index

24.1 (i)- (vi) Powers of Attorney